PURCHASE AGREEMENT



     This PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 1999 between U.S. Wireless Data, Inc., a California corporation whose principal address is 2200 Powell Street, Suite 800, Emeryville, CA 94608, ("Seller"), and PMT Services, Inc., a Tennessee corporation and a wholly-owned subsidiary of Nova Corporation, a Georgia corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller has solicited merchants for credit card processing under the Member Service Provider Sales and Service Credit Card Processing Agreement, dated January 1, 1997 (the "ISO/MSP Agreement" attached as Exhibit A), pursuant to which Seller acquired certain rights and assumed obligations with respect to those merchants processing credit card transactions under the ISO/MSP Agreement processing system and under which Seller provided point of sale equipment to merchants. The portfolio and rights related thereto consists of only those merchants (the "Merchants") identified on Schedule 1.01 attached (the "Seller Portfolio"). The point of sale equipment and rights related thereto consists of that Equipment also identified on Schedule 1.01 attached (the "Equipment").

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Seller Portfolio and Equipment;

     NOW, THEREFORE, IN CONSIDERATION of the premises and of the mutual representations, warranties and covenants which are made and to be performed by the respective parties, it is agreed as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

     1.01 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, and effective as of the "Closing Date" (as defined in Section
1.07 hereof), Seller hereby sells, assigns, delivers and transfers ("Transfer") to Purchaser, and Purchaser hereby purchases, acquires, and accepts from Seller, all of Seller's rights, obligatons, and interests which relate to certain merchants (each Merchant which is identified in Schedule 1.01), under the




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ISO/MSP  Agreement or  otherwise,  including but not limited to the right to all residual income (the "Residual Rights") arising on or after the Closing Date and all contract rights whatsoever with the Merchants identified in Schedule 1.01, the point of sale Equipment as set forth in Schedule 1.01 in Merchant's possession, computer printouts, papers and other documents in the possession of Seller exclusively relating to the Equipment and Seller's Portfolio (the "Assets"). Except as expressly set forth in this Section 1.01, Purchaser is not acquiring any other assets of Seller, including but not limited to agreements with merchants not listed on Schedule 1.01, cash on hand, accounts receivable,
machinery,   fixtures,   contract  rights,  and  other  business  equipment  not
identified on Schedule 1.01.

     1.02. Non-Assumption of Liabilities. Except for liabilities specifically assumed hereby and liabilities arising after the Closing (as defined in Section
1.06 hereof) related to the Assets, Purchaser will not assume any debts, liabilities, obligations, expenses, taxes, contracts or commitments of Seller of any kind, character or description, whether accrued, absolute, contingent or otherwise, no matter whether arising before or after the Closing, and whether or not reflected or reserved against in Seller's financial statements, books of accounts or records. Seller hereby indemnifies Purchaser against and holds
Purchaser harmless from any and all obligations relating to the Assets that accrue at or before Closing. Purchaser hereby indemnifies Seller against and holds Seller harmless from any and all obligations relating to the Assets that accrue after Closing.

     1.03. Purchase Price. The purchase price for the Assets shall be $450,000.00, in cash, due and payable by Purchaser to Seller at Closing. The Purchase price shall be payable by immediate available funds via Federal Funds wire transfer to an account designated by Seller.

     1.04. Instruments of Conveyance and Transfer, Etc. Simultaneously with the payment of the purchase price, Seller is delivering to Purchaser herewith the assignment and Bill of Sale of conveyance and transfer, substantially in the form annexed hereto as Exhibit 1, to complete the Transfer and be effective to vest in Purchaser all right and interest in the Assets, free of all liens or encumbrances or other claims of third parties. Purchaser is delivering to Seller




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such  acknowledgments  or assumption  agreements  herewith as may be required to assume the obligation to perform service on the Assets under the ISO/MSP Agreement subsequent to the Closing Date. The documents delivered pursuant to this section shall be dated and effective as of the Closing Date.

     1.05.Other Covenants Seller and Purchaser covenants and agrees that they will, from and after the Closing Date, promptly pay all amounts due and owing to the other party under the ISO/MSP Agreement or any other agreements or arrangements with one another, whether written or oral, and whether currently existing or arising in the future and; (ii) that each party will fully comply with the other's internal procedures and controls regarding the prevention of fraudulent merchant applications.

     1.06. Further Assurances. From time to time after the Closing, without further consideration, each party will execute and deliver such other reasonable instruments of conveyance, assignment, transfer and delivery and take such other action as the other party reasonably may request in order to more effectively carry out the parties covenants hereunder, including such action to transfer, convey, assign and deliver to Purchaser, and to place Purchaser as owners in operating control of, the Assets.

     1.07. Closing Date. The purchase and sale of the Assets pursuant to this Agreement (the "Closing") shall take place on the date of the delivery of this Agreement at the offices of Purchaser and the receipt of the purchase price by Seller. The date of Closing is referred to in this Agreement as the Closing Date. Irrespective of the actual time of Closing, for all economic purposes the Closing will be deemed to have taken place and shall be effective as of June 30, 1999; provided, however, that all representations, warranties and covenants (to the extent any covenants are to be performed after Closing) shall be measured and determined as of the Closing Date.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:





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     2.01. Corporate Organization;  Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full corporate power and authority to carry on the business as it is now being conducted and to own the properties and assets it now owns, including the Assets.

     2.02. Authorization. Seller has full corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of Seller has duly authorized the execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby.

     2.03. No Violation. Neither the execution and delivery of this Agreement, nor the performance by Seller of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Bylaws of Seller; (b) would require a filing, or the approval or consent of any other party to, constitute a breach of, or result in the creation or imposition of any lien upon the Assets under, any agreement or commitment to which Seller is a party or by which Seller is bound; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller is subject.

     2.04. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller, or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

     2.05. No Undisclosed Liabilities; Etc. Seller has no material liabilities or obligations of any nature, absolute, accrued, contingent or otherwise, that adversely impact the Assets.

     2.06. Litigation. There is no action, proceeding or investigation pending or to the knowledge threatened against Seller, or any properties or rights of Seller, before any court, arbitrator or administrative or governmental body that would involve the Assets in any manner.



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     2.07. Assets. The items which make up the Assets are identified in Schedule
1.01 which is attached hereto. Schedule 1.01 sets forth (a) the name of the individual Merchant, (b) and the business Equipment associated with such Merchant. Schedule 1.01 is accurate and complete in all material respects. Seller is the owner of all rights, title and interest in and to the Assets, free and clear of all title defects or objections, assignments, liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third parties, or other liabilities, and has good and valid title to the Assets sold.

     2.08. Agreements, Contracts and Commitments. Except for those ISO/MSP Agreements with Merchants, Seller has no agreement, contract, commitment or relationship, whether written or oral, related to the solicitation of merchant business, by which Purchaser could be bound with respect to the Assets. With respect to the solicitation of merchant business, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues, cash flows or assets of Seller or requiring any payments or other distributions based upon such profits, revenues, cash flows or asset accretion to which Purchaser could be bound.

     2.09. Licenses, Permits and Authorizations. Seller has all approvals, authorizations, consents, licenses, franchises, orders and other permits of all governmental or regulatory agencies, whether federal, state, local or foreign, relevant to the Assets, the absence of which would impair the Assets.

     2.10. Disclosure. No representations or warranties by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein not misleading. There is no fact or development known to Seller which materially  adversely  affects,  or  which  might  in the  future,  in  Seller's reasonable judgment, materially adversely affect the Assets or Purchaser's continuing business relationship with the Merchants (excluding natural attrition), which has not been set forth in this Agreement; provided however, Seller is not making any representations as to, nor is Purchaser relying on any such representation as it relates to the Merchants compliance with their merchant processing agreements from and after the Closing; except that Seller represents and warrants that Seller has received no notice, actual or constructive, that any Merchant listed on Schedule 1.01 attached hereto is currently in default or otherwise in violation of its ISO/MSP Agreement.






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                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


     3.01. Corporate Organization; Etc. Purchaser is at the date hereof, and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has corporate power and authority to carry on its business as now being conducted.

     3.02. Authorization, Etc. Purchaser has full corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby does not violate any of Purchaser's organizational documents including its Articles of Incorporation and by-laws, each as amended as the case may be, or result in any breach or be in conflict with, or default under, any judgement, decree, mortgage, agreement, law or other instrument to which purchaser or its assets are bound or subject to.

     3.03. Litigation. There is no action, proceeding or investigation pending or, to the best knowledge and belief of Purchaser, threatened against Purchaser, or any properties or rights of Purchaser, before any court, arbitrator or administrative or governmental body or otherwise, which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

     3.04. Portfolio. Purchaser acknowledges and agrees that on and after the Closing Date Purchaser shall have the obligation to perform those services that are required to be performed by Seller to merchants identified on Schedule 1.01, as may be required under the ISO/MSP Agreement. In addition, Purchaser acknowledges that it is acquiring the equipment identified in Schedule 1.01 in its as is, where is, condition and that the Purchaser shall be responsible from and after the Closing Date for the repair, replacement and maintenance of the equipment as may be required. As such, the Purchaser hereby agrees that the Seller shall not be responsible for, nor shall the Purchaser have any claim against the Seller due to claims, losses, expenses or liabilities arising from




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Purchaser or  Merchants  failure to fulfill  responsibilities  under the ISO/MSP
Agreement or the equipment on or after the Closing Date.


                                   ARTICLE IV
                    COVENANT NOT-TO-COMPETE; CONFIDENTIALITY

     4.01. Seller Covenant Not-to-Compete. During the period of five (5) years following the Closing Date, Seller, its successors in interest and assigns, and its affiliates (defined as an entity controlled by or under common control with Seller, or an entity 10% or more of the equity of which is owned by Seller, or by any one shareholder of the Seller holding 10% or more of Seller's equity, directly or indirectly) shall not (i) compete with Purchaser or any other PMT parent or subsidiary to provide credit card authorization and related services to any of the Merchants identified in Schedule 1.01, wherever located, or (ii) interfere with, disrupt or attempt to disrupt any past, present or prospective business relationship, contractual or otherwise, related to credit card authorization and related services, with those Merchants which make up Seller's Portfolio, where the relationship exists between Purchaser and any Merchant, client, supplier, consultant, agent or employee of Purchaser; provided, however, nothing herein shall prevent Seller from contracting with any such Merchant, client, supplier, consultant, agent or employee for purposes other than credit card authorization and related services in a manner that does not interfere with, disrupt or attempt to disrupt any contractual relationship existing between such person and Purchaser. Notwithstanding the foregoing, neither Seller nor its affiliates (as defined above) shall be prohibited from contracting with any Merchant, who/which terminated service under the processing agreement through Purchaser at least six months prior to such Merchant entering into a contract with Seller for the same service, so long as Seller was not in breach of this covenant with respect to such Merchant prior to entering into such contract.

     4.02. Confidentiality. Seller agrees that during the period of five (5) years following the Closing Date, it will not voluntarily at any time, directly or indirectly, communicate, furnish, divulge or disclose to any individual, firm, association, partnership or corporation any proprietary information with




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respect to or  concerning  or relating to the Assets,  including but not limited to, copies or originals of any such information supplied to Purchaser. Notwithstanding the foregoing the restrictions set forth herein shall not apply if such disclosure is required by law or necessary to enforce the terms of this
agreement.   Furthermore,   proprietary   information  shall  not  include  that
information which is already in the public domain or marketplace, disclosed by a third party under no confidentiality obligation or information which is not sufficiently unique to be deemed proprietary.

     4.03. Right to Injunctive Relief. Seller agrees and acknowledges that the violation of the foregoing covenants set forth in Sections 4.01 and 4.02 would cause irreparable injury to Purchaser and that the remedy at law for any violation or threatened violation would be inadequate and that Purchaser, provided that Purchaser is in compliance with this Agreement, shall be entitled to temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damages.

     4.04. Notice of Merchant Conversion. If Seller discovers that it has accepted the application for credit card authorization services from a Merchant, except as permitted in Section 4.01 above, for a five (5) year period from the date hereof, it shall promptly notify Purchaser. Purchaser agrees that in the event that Seller takes "immaterial" processing applications from any of the Merchants, except as permitted in Section 4.01 above, Purchaser shall, prior to taking the actions permitted in Section 4.03 above, give written notice to the Seller and Seller shall then have 30 days thereafter in which to assign such processing application to Purchaser or to cancel the processing agreement between Seller and such Merchant. For purposes of this Section 4.04, Seller's acceptance of the processing applications shall be deemed to be "immaterial" only if all such applications accepted by Seller constitute less than 5% of the total Merchants, and less than 5% of the annualized processing volume of the merchants taken as a whole. If the Seller fails to take such action within the 30 day period, Purchaser shall then be entitled to pursue any remedies against Seller, including without limitation, the remedies provided in Section 4.03.




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                                    ARTICLE V
                  DELIVERY OF DOCUMENTS AT OR PRIOR TO CLOSING

     5.01. Delivery of Documents by Seller. At or prior to the Closing, Seller shall deliver to Purchaser, unless waived by Purchaser, the following documents and instruments:

          (a) all consents from government  agencies and third parties necessary
to  complete  the  Transfer  and  otherwise  to  consummate   the   transactions
contemplated hereby, if any;

          (b) the bill of sale and assignments, substantially in form and substance annexed hereto as Exhibit 1 to (1) vest all rights and interest in, and title to, the Assets in Purchaser and otherwise to consummate the transactions contemplated hereby; and (2) grant Purchaser the Residual Rights from and after the June 30, 1999 Closing Date, such that Seller will have no continuing interest in such Residual Rights with respect to the Assets;

          (c) Seller shall deliver to Purchaser originals of all documents that exclusively relate to the Assets, and shall not retain copies of any such documents without the express written consent of Purchaser, other than previous printouts and schedules provided by Purchaser that related to the Assets and Seller's other merchant accounts combined;



                                   ARTICLE VI
                                PUBLIC STATEMENTS

     Neither Seller nor Purchaser will, through any of its officers, employees or agents, make any defamatory comments about the other party, its officers, shareholders or employees, other than truthful statements required by law or under the terms of this Agreement.








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                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     7.01. No Brokerage. Each party hereto represents and warrants to the other party hereto that it has not dealt with any broker or finder in connection with this transaction, nor incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, and the party who is in breach of this representation agrees to indemnify and hold the other party harmless against any such obligation or liability due a broker, finder or agent who claims to have dealt with such party making such misrepresentation. This indemnity includes the costs to defend any such claim including legal fees.

     7.02. Survival. Each party hereto covenants and agrees that (i) its representations and warranties contained in this Agreement and in any instrument of sale, assignment, conveyance and transfer executed and delivered pursuant to this Agreement shall survive closing for a period expiring twelve (12) months from the Closing Date, (ii) the provisions of Sections 1.02, 1.03, 1.04, 1.05,
1.06 and 7.02 shall survive the Closing Date, and (iii) the covenants of the Seller in Article IV, shall survive the Closing Date for the time period proscribed in sections 4.01 and 4.02 of Article IV.

     7.03. Amendments. Purchaser and Seller may amend, modify or supplement this Agreement only by an instrument in writing signed on behalf of Purchaser and Seller.

     7.04. Waivers. Either party to this Agreement may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of the other party contained in this Agreement; and (d) waive or modify performance of any of the obligations of the other party. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by such party unless such waiver is evidenced by a writing signed by the party charged with the waiver. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.



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     7.05.  Expenses.  Whether  or not  the  transactions  contemplated  by this
Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement including counsel and accountant's fees. Notwithstanding the foregoing, in any litigation to resolve a dispute between the parties arising out of or in connection with this Agreement and the transactions contemplated hereby, including but not limited to the covenants in Article IV hereof, the prevailing party shall be entitled to recover from the other party all reasonable legal fees, expenses and costs relating to, or incurred in connection
with,   such   litigation,   including   expenses  and  costs  relating  to  the
investigation of matters in anticipation of any such litigation.

     7.06. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if mailed, certified mail, return receipt requested, with postage prepaid:

                  (a)      If to Seller, to:
                           U.S. Wireless Data, Inc.
                           2200 Powell Street, Suite 800
                           Emeryville, CA 94608
                           Attention: Chairman and CEO


                           with a copy to:
                           Glen S. Edelman, Esq
                           Mandell, Mandell, Okin & Edelman LLP
                           3000 Marcus Avenue
                           Lake Success, NY 11042

                  (b)      If to Purchaser, to:
                           Nova Corporation
                           c/o PMT Services, Inc.
                           One Concourse Parkway, Suite 300
                           Atlanta, GA 30328
                           Attention:  Chief Financial Officer
                           Facsimile No.: (770) 698-1046




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                           with a copy to:
                           Nova Corporation
                           One Concourse Parkway, Suite 300
                           Atlanta, GA 30328
                           Attention: General Counsel
                           Facsimile No.: (770) 698-1046

or to such other person or address as either party shall furnish the other party in writing.

     7.07. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller without the prior written consent of Purchaser.

     7.08. GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES ARISING THEREFROM SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     7.09. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to accept facsimile copies as originals.

     7.10. Schedules and Headings. Information set forth in the Schedules hereto is deemed to have been disclosed for all purposes of this Agreement. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     7.11. Severability. In the event any portion of this Agreement may be determined by any Court of competent jurisdiction to be unenforceable, the balance of the Agreement shall be severed therefrom and shall continue in full force and effect unless a failure of consideration would thereby result.






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     7.12. Entire Agreement.  This Agreement,  including the Schedules and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.01 Indemnification of Purchaser. Seller shall indemnify, defend and hold Purchaser ("Indemnitees"), harmless of and from any claim, proceeding, suit, damages, liability, loss, cost, charge or expense (including, without limitation, reasonable attorneys' fees and expenses) or any other liability of every nature, kind and description whatsoever ("Losses") incurred or suffered by any Indemnitee, by reason of or resulting from or arising directly or indirectly out of:

     (i) the breach by Seller of any representation, warranty or covenant set forth in this agreement;

     (ii) any chargebacks or credit, fraud or other losses or claims relating to the Merchants resulting from transactions occurring prior to the Closing Date;

     (iii)any obligation relating to Assets relative to the Merchants as a result of an event, act or omission occurring on or prior to the Closing Date; and

     (iv) any liability for any taxes of the Seller.

     8.02 Indemnification of Seller. Purchaser agrees to indemnify, defend and hold the Seller harmless of and from any and all Losses (as defined above) incurred or suffered by the Seller, by reason of or resulting from or arising directly or indirectly out of:

     (i) any claims of any Merchant asserted against Seller by reason of the equipment identified on Schedule 1.01 or Purchaser's failure to service and/or process such Merchant accounts on and after the Closing Date;

     (ii) the failure of the Purchaser to assume the obligations of the Seller as expressly provided for herein;

     (iii)Any chargebacks or credit, fraud or other losses or claims relative to the Merchant Agreements resulting from transactions occurring after the Closing Date; and

     (iv) Any liability for any taxes of the Purchaser arising out of or resulting from the transaction contemplated hereby, including sales tax on the Equipment being conveyed hereunder which occurs as a direct result of this transaction only.

     (v) the breach by Purchaser of any representation, warranty or covenant set forth in this agreement

     8.03 Threshold Amount. Neither party hereto shall be required to indemnify, defend or hold the other party hereto harmless from and against any Losses under
Section 8.01 or 8.02 hereof, as applicable, with respect to any breach of any representation, warranty or covenant unless and until the amount of Losses of such party hereunder equals at least $5,000 in the aggregate (the "Threshold Amount").



                                       14
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                                   ARTICLE IX
                          PURCHASER'S BOOKS AND RECORDS

     9.01 Access to Books and Records of Purchaser. In connection with any tax audit or any other governmental investigation of Seller, Purchaser shall, if requested by Sellers, permit Sellers and its representatives, at Sellers expense to have access to the books and records of Seller delivered to Purchaser hereunder for all periods up to and including the Closing Date as the same may relate to the Merchant Agreements being conveyed hereunder.



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                                       15
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the day and year first above written.

                                       SELLER

                                       U.S. Wireless Data, Inc.

                                       By:  /s/
                                           -------------------------------------
                                       Title:  Chairman and CEO


                                       PURCHASER

                                       PMT Services, Inc.

                                       By:  /S/ Nicholae Logan
                                           -------------------------------------
                                       Title:   President

                                    EXHIBIT A

                                ISO/MSP AGREEMENT


                                Attached hereto.

                                  SCHEDULE 1.01

                                 LIST OF ASSETS

                                Attached hereto.